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                                                                   EXHIBIT 10.31

                          UNITED STATES DISTRICT COURT
                              DISTRICT OF COLORADO


Civil Action No. 00-S-1198
(CONSOLIDATED)


MICHAEL RASNER, et al., On Behalf of Themselves and All Others Similarly
Situated,

                                              Plaintiffs,

         vs.

VARI-L COMPANY, INC., DEREK L. BAILEY, JOSEPH H. KISER, DAVID G. SHERMAN and JON
L. CLARK,

                                              Defendants.



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                           MEMORANDUM OF UNDERSTANDING

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         The Plaintiffs and Defendant Vari-L Company, Inc. ("Vari-L" or the
"Company") (the "Parties"), by and through their undersigned attorneys, have reached an agreement in principle for the settlement of the litigation against Vari-L only (the "Action") on the terms set forth below and subject to court approval. This Memorandum of Understanding ("MOU" or "memorandum") outlines the general terms of the proposed settlement (the "Settlement") and is intended to be used as a basis for drafting a Stipulation of Settlement (the "Stipulation") and accompanying papers which shall embody the terms set forth herein and such other and consistent terms as are agreed upon by counsel for Plaintiffs and the Company.


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         1. For purposes of this Settlement, the "Class" and the "Class Period"
shall be as defined in the Consolidated Amended Class Action Complaint dated October 9, 2001 (the "Complaint"). The Class shall be certified by stipulation for purposes of this Settlement only.

         2. Vari-L shall pay $250,000 in cash and shall contribute 2,000,000 shares of its common stock, (collectively, the cash and the contributed stock shall be referred to herein as the "Settlement Fund") to settle all claims against Vari-L only. The 2,000,000 unrestricted shares shall be issued, printed and contributed to the Settlement Fund at the sole expense of Vari-L, including without limitation, any reasonable costs necessary to make these shares freely tradeable upon distribution to the Settlement Class and Plaintiffs' Counsel.

         3. Vari-L shall transfer and assign any claims it may have against Defendants Joseph H. Kiser, David G. Sherman, Jon C. Clark and Derek L. Bailey (collectively, the "Individual Defendants") to Plaintiffs and Plaintiffs shall be able to pursue such claims and to seek all damages permissible under the law against these Individual Defendants, except that claims asserted by Vari-L in Vari-L Company, Inc. v. David Sherman, Joseph Kiser, Joan Sherman, the Kathryn Sherman Trust and J.C. Enterprises, Case No. 02-CV-2609 (District Court, City and County of Denver) shall not be transferred or assigned, but shall be retained by Vari-L, which shall be able to pursue such claims and seek all remedies available.

         4. Vari-L shall also assign to the Plaintiffs any right it may have to proceeds or other damages under the following insurance policies: (1) Reliance Insurance Company ("Reliance"), Policy No. NDA0155834, limit of liability - $5 million; and (2) Agricultural Excess and Surplus Insurance Company ("AESIC"), Policy No. NSX2422135, limit of liability - $2.5 million. The



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Company shall use its best efforts to obtain the written consent from Reliance and AESIC of the assignment of the insurance proceeds to the Plaintiffs.

         5. Within fifteen days of receiving an order granting preliminary approval to the Settlement (the "Preliminary Approval Order"), or December 15, 2002, whichever date is later, Vari-L shall pay $100,000 in accordance with instructions provided by Plaintiffs' Lead Counsel to be placed into an escrow account to be established by or on behalf of Plaintiffs' Lead Counsel for the benefit of the Class for the express purpose of providing notice of the Settlement to the Settlement Class and to administer the Settlement (the "Notice and Administration Fund"). All reasonable costs and expenses of class notice and administration of the Settlement shall be paid from the Notice and Administration Fund when incurred.

         6. The remaining cash payment of $150,000, plus interest at a rate of five (5%) percent per annum to begin accruing on the date of the order granting preliminarily class approval or December 15, 2002, whichever is later, shall be paid on or before thirty-five (35) days after the entry of an order granting final approval to the Settlement (the "Final Order and Judgment") in accordance with instructions provided by Plaintiffs' Lead Counsel into an escrow account to be maintained by or on behalf of Plaintiffs' Lead Counsel for the benefit of the Settlement Class (the "Escrow Fund"). This payment into the Escrow Fund shall be made regardless of whether any appeal is taken of any aspect of the Final Order and Judgment, subject to the provisions of the following paragraph.

         7. The Settlement Fund and the Notice and Administration Fund, less any amounts incurred or accrued for notice, administration, and/or taxes, along with any interest earned



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thereon, shall be immediately paid back to the person(s) or entity making the deposits if the Settlement is not approved upon appeal or otherwise does not become effective.

         8. With respect to the stock portion of the Settlement Fund, upon the entry of the Final Order and Judgment, Vari-L shall take all steps reasonably necessary to prepare for the contribution of the 2,000,000 freely tradeable shares to the Settlement Fund, such that the shares will be available for distribution within thirty-five (35) days after the entry of the Final Order and Judgment. Upon the Effective Date of the Settlement, Plaintiffs' Counsel shall propose additional instruction to Defendant regarding the contribution of these shares to the Settlement Fund.

         9. With respect to any issuance of new Equity Securities (as defined below) at any time between the execution of this Memorandum of Understanding and the later of December 31, 2003 or the date that is three months after the date of distribution of the shares comprising the stock portion of the Settlement Fund to the members of the Settlement Class, the Settlement Class shall receive an amount of Assessment Security upon the terms and conditions set forth below:

                  (a) Until the later of December 31, 2003 or the date that is three months after the date of distribution of the shares comprising the stock portion of the Settlement Fund to the members of the Settlement Class, the Company may sell equity securities, securities that are convertible at any time into one or more equity securities, and securities that provide for the purchase at any time of one or more equity securities (collectively "New Equity Securities") without being required to issue any Assessment Securities (as defined below) to the Settlement



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Class if, and only if, one or more of the following conditions is satisfied: (i)
the sale of such security is made as a rights offering to all holders of the Company's outstanding common stock; (ii) in the case of shares sold in a private financing or PIPES transaction, the sale of such security is made at a per-common-share price equal to or greater than the average closing price of Company's common stock for the ten (10) consecutive trading days ending two trading days before such transaction is priced; (iii) such security is sold at a price per share not less than the Deemed Value (as defined below) of the shares issued to the Settlement Class and the Company makes public disclosure of such sale; (iv) the holders of the Company's common stock approve of such issuance at a Meeting of Stockholders by the affirmative vote of a majority of shares represented at such meeting (excluding the shares of such person or persons participating in the issuance which is the subject matter of the vote); or (v) the Company receives at the time of the sale of such security the signed opinion or report of a nationally-recognized investment banking firm that is independent of the Company and independent of all proposed purchasers of each such security to the effect that the price at which such security is being sold is fair to the Company and its stockholders from a financial point of view. The term New Equity Securities shall not include (i) any shares of common stock, or rights or options to purchase Common Stock, issued pursuant to the Company's existing stock option plan or employee stock purchase plan or any new plan approved by shareholders, or (ii) shares issued in an underwritten public offering. The term "Deemed Value" shall be the average closing sale price of the Company's common stock for the ten trading days preceding the date on which this Memorandum of Understanding is signed.



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                  (b) Until the later of December 31, 2003 or the date that is three months after the date of distribution of the shares comprising the stock portion of the Settlement Fund to the members of the Settlement Class, any New Equity Securities that are sold without meeting one or more of the conditions in Paragraph 9(a) shall be designated as an "Assessment Security."

                  (c) With respect to any Assessment Security, the Settlement Class shall be entitled to receive, without making payment, a number of shares of the Assessment Security being sold in an amount determined in accordance with the following formula:
                                        NP + FD
                        A = S [  1 -  [----------]  ]
                                        ND + FD

         Where:       A =           Number of Assessment Shares to be issued

                      S = Number of shares originally issued to Settlement Class (2,000,000), as adjusted for stock splits, stock dividends and the like

                      N =           Number of New Equity Securities issued

                      P = Price (on a common equivalent basis) of the New Equity Securities

                      F = Fully diluted shares of Common Stock outstanding immediately prior to issuance of New Equity Securities

                      D = Deemed Value of Shares issued to Settlement Class (based on market price of Company's stock on day MOU is signed), as adjusted

Upon any adjustment in accordance with the foregoing, D will be adjusted for the purpose of any future adjustments in accordance with the following, where D(N) represents the new Deemed Value and D(O) is the Deemed Value immediately prior to the issuance of the Adjustment Security.



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                              D  =  D  x    S
                               N     O   -------
                                          S + A


The total number of shares to be contributed to the Settlement Fund will be adjusted to reflect any changes due to stock splits, stock dividends or reverse stock splits. All costs, including those of Vari-L's transfer agent, incurred in issuing and distributing any stock to the recipients shall be borne by Vari-L.

         10. The Stipulation and the Final Order and Judgment to be issued by the Court shall provide for dismissal of the Action against Vari-L only with prejudice upon final approval of the Settlement and shall also provide for release of claims arising out of the purchase of Vari-L common stock during the Class Period, whether known or unknown, which were or could have been asserted against Vari-L only for any acts, facts, transactions, occurrences, representations, or omissions during the Class Period in connection with, arising out of, or in any way related to the allegations of the Complaint, any violation of law in connection therewith, or any public statements concerning or relating to Vari-L only. The release shall extend to the Company and its present and former parents, subsidiaries, affiliates, predecessors, and successors, and each of its present and former officers, directors and agents, but excluding the Individual Defendants identified in paragraph 3 herein. The Company shall release Plaintiffs, the members of the Settlement Class and Plaintiffs' Counsel from any claims relating to the institution, prosecution or settlement of the Action. The Final Order and Judgment to be issued by the Court shall contain a Settlement Bar Order and other appropriate claim-over protection.



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         11. Immediately upon execution of this memorandum, the Plaintiffs and the Company shall advise the Court of this agreement and shall seek a stay of all pending motions and schedules with regard to Vari-L only pending effectuation of the Settlement.

         12. Following the execution of this memorandum, the Plaintiffs and the Company will promptly conduct such reasonable additional discovery as the Parties agree is appropriate and necessary to confirm the fairness and reasonableness of the terms of the Settlement. Defendants will produce any additional documents in their possession, custody or control reasonably requested by Plaintiffs' Lead Counsel. Plaintiffs shall have the right after the completion of the discovery to terminate the Settlement if the discovery reveals that the Settlement is not fair, reasonable, and adequate.

         13. Following execution of this memorandum, the Plaintiffs and the Company will use their reasonable best efforts to finalize and execute an appropriate Stipulation and such other documentation as may be required or appropriate in order to obtain approval by the Court of the settlement of this Action upon the terms set forth in this memorandum and such other terms upon which the Parties may agree. Promptly upon execution of the Stipulation, the Parties shall apply to the Court for preliminary approval of the Settlement and for the scheduling of a hearing for consideration of final approval of the Settlement, the Plan of Allocation and Plaintiffs' Counsel's application for an award of attorneys' fees and expenses on behalf of Plaintiffs' Counsel. The Parties shall use their reasonable best efforts to obtain final Court approval of the Settlement.

         14. The Stipulation shall provide (among other terms) that: (1) the Court shall order preliminary approval of the Stipulation and Settlement and direct that notice of the settlement be



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provided to the Settlement Class; (2) the consideration described above shall be provided; (3) the Company has denied and continues to deny that it has committed any act or omission giving rise to any liability or violation of law and state that it is entering into this Settlement to eliminate the burden and expense of further litigation; (4) neither the MOU, the Settlement, nor any of its terms shall constitute an admission or finding of wrongful conduct on behalf of the Company; (5) the Parties will not assert that the Action was brought by Plaintiffs or defended by the Company in bad faith or without reasonable cause under Rule 11 of the Federal Rules of Civil Procedure; (6) the allocation of the Settlement Fund among the members of the Class shall be subject to a plan of allocation to be proposed by Plaintiffs' Lead Counsel and approved by the Court;
(7) the Company will take no position with respect to such proposed plan of allocation or such plan as may be approved by the Court; (8) such plan of allocation is a matter separate and apart from the proposed Settlement between the Parties and any decision by the Court concerning the plan of allocation shall not affect the validity or finality of the proposed Settlement; (9) Plaintiffs' Counsel may apply for and receive an award of attorneys' fees and reimbursement of expenses from the Settlement Fund in such amounts as may be approved by the Court and any cash or stock amount included in such award shall be paid to Plaintiffs' Counsel out of the Settlement Fund immediately upon Defendants' payment of the Settlement Fund which shall take place no later than thirty five (35) days after the entry of the Final Order and Judgment by the District Court, regardless of the existence of any appeal or challenge to the award of attorneys' fees and reimbursement of expenses, subject to each counsel's obligation to immediately pay back any such amount if, or to the extent that, the award is amended or does not become final; and (10)



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consummation of the Settlement shall be subject to the Court's approval and the termination of any appeals.

         15. Vari-L shall provide or cause to be provided, within twenty (20) days of signing the Stipulation of Settlement, its shareholder lists as appropriate for providing notice to the Class, in a format designated by Plaintiffs' Lead Counsel for mailings, without cost to any other Party.

         16. Vari-L's execution of this memorandum does not constitute an admission by the Company: (i) of any wrongdoing, violation of law, or liability whatsoever; or (ii) that recovery could be had in any amount should the Action not be settled. The Company vigorously denies any wrongdoing and liability and maintains that its conduct at all times was legal and proper. Neither this memorandum, nor any term thereof, may be offered or received into evidence in any proceeding or used in any manner as an admission or implication of liability or fault on the part of the Company.

         17. Plaintiffs' execution of this memorandum does not constitute an admission by any Plaintiff: (i) of the lack of any wrongdoing, violation of law, or liability on behalf of the Company; or (ii) that recovery could not be had in any amount should the Action not be settled. Neither this memorandum, nor any term thereof, may be offered or received into evidence in any proceeding or used in any manner as an admission or concession by Plaintiffs that the Company has not engaged in any wrongdoing or that its conduct was at all times legal and proper.

         18. If the Settlement outlined in this memorandum is not approved by the Court or is terminated, or a Stipulation effectuating the terms of this memorandum is not executed: (a) the Settlement shall be without prejudice, and none of its terms shall be effective or enforceable,



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except to the extent costs of notice and administration have been incurred in accordance with this memorandum; (b) the Parties shall revert to their litigation positions immediately prior to the execution of this memorandum; and
(c) the fact and terms of this Settlement shall not be admissible in any trial of this Action.

         19. This memorandum may be executed in counterparts, including by signature transmitted by facsimile. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. The terms of this memorandum and settlement shall inure to and be binding upon the Parties and their successors in interest.

IT IS HEREBY AGREED by the undersigned as of October 3, 2002.


                                   /s/ ANDREW L. BARROWAY
                                   ---------------------------------------------
                                   ANDREW L. BARROWAY
                                   MICHAEL YARNOFF
                                   SCHIFFRIN & BARROWAY, LLP
                                   Three Bala Plaza East, Suite 400
                                   Bala Cynwyd, PA  19004
                                   Telephone: 610/667-7706


                                   /s/ SPENCER A. BURKHOLZ
                                   ---------------------------------------------
                                   SPENCER A. BURKHOLZ
                                   MILBERG WEISS BERSHAD
                                   HYNES & LERACH LLP
                                   600 West Broadway, Suite 1800
                                   San Diego, CA  92101
                                   Telephone: 619/231-1058



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                                   /s/ NORMAN BERMAN
                                   ---------------------------------------------
                                   NORMAN BERMAN
                                   PATRICK T. EGAN
                                   BERMAN, DEVALERIO PEASE
                                   TABACCO BURT & PUCILLO
                                   One Liberty Square
                                   Boston, MA  02109
                                   Telephone: 617/542-8300

                                   CO-LEAD COUNSEL FOR PLAINTIFFS AND THE CLASS

                                   /s/ DAVID A. ZISSER
                                   ---------------------------------------------
                                   DAVID A. ZISSER
                                   BERLINER ZISSER WALTER
                                   & GALLEGOS, P.C.
                                   Wells Fargo Center
                                   1700 Lincoln Street, Suite 4700
                                   Denver, CO   80203
                                   Telephone: 303/830-1700

                                   COUNSEL FOR DEFENDANT VARI-L COMPANY, INC.



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